Exhibit 99

Eaton Reports Record First Quarter 2023 Results

  Record first quarter earnings per share of $1.59 and record first quarter adjusted earnings per share of $1.88, up 16% over 2022
  Record first quarter segment margins of 19.7%, 90 basis points above the first quarter of 2022
  15% organic sales growth, above the high end of guidance, and strong backlog growth of 39% in Electrical and 27% in Aerospace
  Raised full year 2023 organic sales and adjusted earnings per share guidance

DUBLIN--(BUSINESS WIRE)--May 2, 2023--Intelligent power management company Eaton Corporation plc (NYSE:ETN) today announced that earnings per share were $1.59 for the first quarter of 2023. Excluding charges of $0.24 per share related to intangible amortization, $0.03 per share related to acquisitions and divestitures, and $0.02 per share related to a multi-year restructuring program, adjusted earnings per share of $1.88 were a first quarter record and up 16% over the first quarter of 2022.

Sales in the quarter were $5.5 billion, up 13% from the first quarter of 2022. Organic sales were up 15%, which was partially offset by 2% from negative currency translation.

Segment margins were 19.7%, a first quarter record and a 90-basis point improvement over the first quarter of 2022.

Operating cash flow in the quarter was $335 million and free cash flow was $209 million, up $293 million and $282 million, respectively, over the same period in 2022.

Craig Arnold, Eaton chairman and chief executive officer, said, "We’re encouraged by strong operational performance as we start the year, with record earnings per share and segment margins. Strong backlog growth, particularly in Electrical and Aerospace, points to ongoing demand across our markets. We're confident in our ability to capitalize on growth drivers – including the effects of re-industrialization in North America and the megatrends of electrification, energy transition and digitalization – to deliver on our targets."

For the full year 2023, the company is increasing its organic growth guidance from 7-9% to 9-11% and raising adjusted earnings per share to between $8.30 and $8.50, up $0.16 at the midpoint. For the second quarter of 2023, the company anticipates organic growth of 10-12% and adjusted earnings per share of between $2.04 and $2.14.

Business Segment Results

Sales for the Electrical Americas segment were $2.3 billion, a first quarter record and up 21% from the first quarter of 2022. Organic sales were up 22%, partially offset by negative currency translation. Operating profits were $525 million, a first quarter record and up 45% over the first quarter of 2022. Operating margins in the quarter were 22.9%, a first quarter record and up 380 basis points over the first quarter of 2022.

The twelve-month rolling average of orders in the first quarter was up 18% organically, with particular strength in data center, utility and industrial markets. Backlog at the end of March was up 51% organically over March 2022.

Sales for the Electrical Global segment were a record $1.5 billion, up 4% from the first quarter of 2022. Organic sales were up 8%, partially offset by 3% negative currency translation and 1% from a business divestiture. Operating profits were $274 million and operating margins in the quarter were 18.3%.

The twelve-month rolling average of orders in the first quarter was up 4% organically, with strength in data center, commercial and institutional, and utility markets. Backlog at the end of March was up 3% organically over March 2022.

Aerospace segment sales were $803 million, a first quarter record and up 12% from the first quarter of 2022. Organic sales were up 13%, partially offset by 1% negative currency translation. Operating profits were $180 million, a first quarter record and up 13% from the first quarter of 2022. Operating margins in the quarter were 22.5%, up 40 basis points over the first quarter of 2022.

The twelve-month rolling average of orders in the first quarter was up 21% organically, driven by strength in all markets. Backlog at the end of March was up 27% over March 2022.

The Vehicle segment posted sales of $739 million, up 10% from the first quarter of 2022. Organic sales were up 11%, partially offset by 1% from negative currency translation. Operating profits were $107 million and operating margins in the quarter were 14.5%.

eMobility segment sales were a record $147 million, up 17% over the first quarter of 2022. Organic sales were up 18%, partially offset by 1% negative currency translation. The segment recorded an operating loss of $4 million, reflecting continued investment in research and development and start-up costs associated with new program wins.

Eaton is an intelligent power management company dedicated to improving the quality of life and protecting the environment for people everywhere. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power ─ today and well into the future. By capitalizing on the global growth trends of electrification and digitalization, we’re accelerating the planet’s transition to renewable energy, helping to solve the world’s most urgent power management challenges, and doing what’s best for our stakeholders and all of society.

Founded in 1911, Eaton is marking its 100th anniversary of being listed on the New York Stock Exchange. We reported revenues of $20.8 billion in 2022 and serve customers in more than 170 countries. For more information, visit www.eaton.com. Follow us on Twitter and LinkedIn.

Notice of conference call: Eaton’s conference call to discuss its first quarter results is available to all interested parties today as a live audio webcast at 11 a.m. United States Eastern time via a link on Eaton’s home page. This news release can be accessed under its headline on the home page. Also available on the website before the call will be a presentation on first quarter results, which will be covered during the call.

This news release contains forward-looking statements concerning the second quarter and full year 2023 adjusted earnings per share, organic sales growth, and anticipated restructuring program charges and savings. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company’s control. The following factors could cause actual results to differ materially from those in the forward-looking statements: the course of the COVID-19 pandemic globally and government actions related thereto; geopolitical tensions, unanticipated changes in the markets for the company’s business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; supply chain disruptions, unanticipated changes in the cost of material, labor, and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; strikes or other labor unrest; natural disasters; the performance of recent acquisitions; unanticipated difficulties completing or integrating acquisitions; new laws and governmental regulations; interest rate changes; changes in tax laws or tax regulations; stock market and currency fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Financial Results

The company’s comparative financial results for the three months ended March 31, 2023, are available on the company’s website, www.eaton.com.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31

(In millions except for per share data)	2023	2022
Net sales	$5,483	$4,843

Cost of products sold	3,599	3,269
Selling and administrative expense	904	790
Research and development expense	179	165
Interest expense - net	50	32
Gain on sale of business	—	24
Other income - net	(11)	(8)
Income before income taxes	762	619
Income tax expense	123	86
Net income	639	533
Less net income for noncontrolling interests	(1)	(1)
Net income attributable to Eaton ordinary shareholders	$638	$532

Net income per share attributable to Eaton ordinary shareholders
Diluted	$1.59	$1.33
Basic	1.60	1.33

Weighted-average number of ordinary shares outstanding
Diluted	400.5	401.8
Basic	398.5	399.2

Cash dividends declared per ordinary share	$0.86	$0.81

Reconciliation of net income attributable to Eaton ordinary shareholders to adjusted earnings
Net income attributable to Eaton ordinary shareholders	$638	$532
Excluding acquisition and divestiture charges, after-tax	11	4
Excluding restructuring program charges, after-tax	8	14
Excluding intangible asset amortization expense, after-tax	97	99
Adjusted earnings	$753	$649

Net income per share attributable to Eaton ordinary shareholders - diluted	$1.59	$1.33
Excluding per share impact of acquisition and divestiture charges, after-tax	0.03	0.01
Excluding per share impact of restructuring program charges, after-tax	0.02	0.03
Excluding per share impact of intangible asset amortization expense, after-tax	0.24	0.25
Adjusted earnings per ordinary share	$1.88	$1.62
See accompanying notes.

EATON CORPORATION plc
BUSINESS SEGMENT INFORMATION

	Three months ended March 31

(In millions)	2023	2022
Net sales
Electrical Americas	$2,294	$1,891
Electrical Global	1,500	1,437
Aerospace	803	718
Vehicle	739	671
eMobility	147	126
Total net sales	$5,483	$4,843

Segment operating profit (loss)
Electrical Americas	$525	$361
Electrical Global	274	279
Aerospace	180	159
Vehicle	107	113
eMobility	(4)	(3)
Total segment operating profit	1,082	909

Corporate
Intangible asset amortization expense	(124)	(128)
Interest expense - net	(50)	(32)
Pension and other postretirement benefits income	11	19
Restructuring program charges	(10)	(18)
Other expense - net	(148)	(131)
Income before income taxes	762	619
Income tax expense	123	86
Net income	639	533
Less net income for noncontrolling interests	(1)	(1)
Net income attributable to Eaton ordinary shareholders	$638	$532
See accompanying notes.

EATON CORPORATION plc
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash	$235	$294
Short-term investments	289	261
Accounts receivable - net	4,239	4,076
Inventory	3,604	3,430
Prepaid expenses and other current assets	772	685
Total current assets	9,138	8,746

Property, plant and equipment - net	3,206	3,146

Other noncurrent assets
Goodwill	14,894	14,796
Other intangible assets	5,386	5,485
Operating lease assets	579	570
Deferred income taxes	340	330
Other assets	1,975	1,940
Total assets	$35,517	$35,014

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$87	$324
Current portion of long-term debt	8	10
Accounts payable	3,118	3,072
Accrued compensation	350	467
Other current liabilities	2,524	2,488
Total current liabilities	6,087	6,360

Noncurrent liabilities
Long-term debt	8,701	8,321
Pension liabilities	651	649
Other postretirement benefits liabilities	174	177
Operating lease liabilities	466	459
Deferred income taxes	537	530
Other noncurrent liabilities	1,417	1,444
Total noncurrent liabilities	11,946	11,580

Shareholders’ equity
Eaton shareholders’ equity	17,449	17,038
Noncontrolling interests	36	38
Total equity	17,485	17,075
Total liabilities and equity	$35,517	$35,014
See accompanying notes.

EATON CORPORATION plc
NOTES TO THE FIRST QUARTER 2023 EARNINGS RELEASE

Amounts are in millions of dollars unless indicated otherwise (per share data assume dilution). Columns and rows may not add and the sum of components may not equal total amounts reported due to rounding.

Note 1. NON-GAAP FINANCIAL INFORMATION

This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per ordinary share, and free cash flow, each of which differs from the most directly comparable measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of each of these financial measures to the most directly comparable GAAP measure is included in this earnings release. Management believes that these financial measures are useful to investors because they provide additional meaningful financial information that should be considered when assessing our business performance and trends, and they allow investors to more easily compare Eaton Corporation plc's (Eaton or the Company) financial performance period to period. Management uses this information in monitoring and evaluating the on-going performance of Eaton and each business segment.

The Company's second quarter and full year adjusted earnings guidance for 2023 is as follows:

	Three months ended June 30, 2023	Year ended December 31, 2023
Net income per share attributable to Eaton ordinary shareholders - diluted	$1.75 - $1.85	$7.18 - $7.38
Excluding per share impact of acquisition and divestiture charges, after tax	0.05	0.17
Excluding per share impact of restructuring program charges, after tax	0.02	0.06
Excluding per share impact of intangible asset amortization expense, after tax	0.22	0.89
Adjusted earnings per ordinary share	$2.04 - $2.14	$8.30 - $8.50

A reconciliation of operating cash flow to free cash flow is as follows:

	Three months ended March 31
(In millions)	2023	2022
Operating cash flow	$335	$42
Capital expenditures for property, plant and equipment	(126)	(115)
Free cash flow	$209	$(73)

Note 2. ACQUISITIONS AND DIVESTITURE OF BUSINESSES

Acquisition of a 49% stake in Jiangsu Ryan Electrical Co. Ltd.

On April 23, 2023, Eaton acquired a 49 percent stake in Jiangsu Ryan Electrical Co. Ltd., a manufacturer of power distribution and sub-transmission transformers in China. Eaton will account for this investment on the equity method of accounting and will report it within the Electrical Global business segment.

Acquisition of a 50% stake in Jiangsu Huineng Electric Co., Ltd’s circuit breaker business

On July 1, 2022, Eaton acquired a 50 percent stake in Jiangsu Huineng Electric Co., Ltd’s circuit breaker business, which manufactures and markets low-voltage circuit breakers in China. Eaton accounts for this investment on the equity method of accounting and is reported within the Electrical Global business segment.

Acquisition of Royal Power Solutions

On January 5, 2022, Eaton acquired Royal Power Solutions for $610 million, net of cash received. Royal Power Solutions is a U.S. based manufacturer of high-precision electrical connectivity components used in electric vehicle, energy management, industrial and mobility markets. Royal Power Solutions is reported within the eMobility business segment.

Sale of Hydraulics business

On August 2, 2021, Eaton completed the sale of the Hydraulics business to Danfoss A/S and recognized a pre-tax gain of $617 million in 2021. The Company finalized negotiations of post-closing adjustments with Danfoss A/S and recognized an additional pre-tax gain of $24 million in the first quarter of 2022 and received cash of $22 million in the second quarter of 2022 from Danfoss A/S to fully settle all post-closing adjustments.

Note 3. ACQUISITION AND DIVESTITURE CHARGES

Eaton incurs integration charges and transaction costs to acquire and integrate businesses, and transaction, separation and other costs to divest and exit businesses. Eaton also recognizes gains and losses on the sale of businesses. A summary of these Corporate items is as follows:

	Three months ended March 31
(In millions except for per share data)	2023	2022
Acquisition integration, divestiture charges and transaction costs	$13	$29
Gain on the sale of the Hydraulics business	—	(24)
Total before income taxes	13	5
Income tax benefit	3	1
Total after income taxes	$11	$4
Per ordinary share - diluted	$0.03	$0.01

Acquisition integration, divestiture charges and transaction costs in 2023 and 2022 are primarily related to the acquisition of Royal Power Solutions and other acquisitions completed prior to 2022, and other charges and income to acquire and exit businesses. These charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other income - net. In Business Segment Information, the charges were included in Other expense - net.

Note 4. RESTRUCTURING CHARGES

In the second quarter of 2020, Eaton initiated a multi-year restructuring program to reduce its cost structure and gain efficiencies in its business segments and at corporate in order to respond to declining market conditions brought on by the COVID-19 pandemic. Since the inception of the program, the Company has incurred charges of $335 million. These restructuring activities are expected to be completed in 2023 with total estimated charges of $350 million cumulatively for the entire program and projected mature year savings of $250 million when fully implemented. The remaining charges in 2023 are expected to relate primarily to plant closing and other costs.

A summary of restructuring program charges is as follows:

	Three months ended March 31
(In millions except for per share data)	2023	2022
Workforce reductions	$2	$5
Plant closing and other	7	13
Total before income taxes	10	18
Income tax benefit	2	4
Total after income taxes	$8	$14
Per ordinary share - diluted	$0.02	$0.03

Restructuring program charges related to the following segments:

	Three months ended March 31
(In millions)	2023	2022
Electrical Americas	$2	$5
Electrical Global	3	5
Aerospace	1	3
Vehicle	2	3
Corporate	1	2
Total	$10	$18

These restructuring program charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other income - net, as appropriate. In Business Segment Information, these restructuring program charges are treated as Corporate items.

Note 5. INTANGIBLE ASSET AMORTIZATION EXPENSE

Intangible asset amortization expense is as follows:

	Three months ended March 31
(In millions except for per share data)	2023	2022
Intangible asset amortization expense	$124	$128
Income tax benefit	27	29
Total after income taxes	$97	$99
Per ordinary share - diluted	$0.24	$0.25

Contacts

Eaton Corporation plc
Jennifer Tolhurst
Media Relations
+1 (440) 523-4006
jennifertolhurst@eaton.com

Yan Jin
Investor Relations
+1 (440) 523-7558